Exhibit 23(m)(vi) under Form N-1A
                                        Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT E

                                     to the

                              Plan of Distribution

                               THE WACHOVIA FUNDS

                          THE WACHOVIA MUNICIPAL FUNDS

                                 CLASS B SHARES

                 Wachovia Intermediate Fixed Income Fund

      This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

      Witness the due execution hereof this 4th day of March, 1998.

                                    The Wachovia Funds
                                    The Wachovia Municipal Funds

                                    By:  /S/ JOHN W. MCGONIGLE
                                       ------------------------------
                                    Name:  John W. McGonigle
                                    Title:  President